                                                                    EXHIBIT 4.27

                                     WARRANT
                                       TO
                 PURCHASE ______ SHARES OF CLASS A COMMON STOCK
                                       OF
                               BIOPURE CORPORATION

Warrant No. ___                                         Dated: December __, 2006

      THIS CERTIFIES THAT, for value received, _______ or its assigns, (the "HOLDER"), as registered owner of this warrant (the "WARRANT"), is entitled to purchase and receive, in whole or in part, subject to the provisions of this Warrant, from Biopure Corporation, a Delaware corporation (the "COMPANY"), up to ____ fully paid, validly issued and nonassessable shares of Class A common stock, par value $.01 per share (the "COMMON STOCK"), of the Company (the "WARRANT SHARES") at a price per share equal to $____ (the "EXERCISE PRICE") (120% of the public offering price per unit); provided, however, that the number and kind of securities for which this Warrant is exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution, as set forth herein. This Warrant shall be exercisable at any time and from time to time during the period commencing one (1) year after (the "COMMENCEMENT DATE") the date of hereof up to and including December __, 2011 (the "EXPIRATION DATE"), and subject to the terms and conditions set forth herein. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period beginning on the Commencement Date and ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant.

      Section 1. Exercise.

            Section 1.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price in cash or by certified check or official bank check for the Warrant Shares being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

            Section 1.2 Conversion Right.

               Section 1.2.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 1.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into Warrant Shares (the "CONVERSION RIGHT") as follows. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Warrant Shares equal to the quotient obtained by dividing (x) the "VALUE" (as defined below), at the close of trading on the next to last trading day immediately preceding the exercise of the Conversion Right, of the portion of the Warrant being converted by (y) the "MARKET PRICE" (as defined below). The "VALUE" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Warrant Shares underlying that portion of the Warrant being converted from
      (b) the Market Price of the Warrant Shares multiplied by the number of Warrant Shares underlying that portion of the Warrant being converted. As used in this herein, the term "MARKET PRICE" at any date shall be deemed to be the sum of (A) the average last reported sale price of the shares for the five trading days ending

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      on the next to last trading day immediately preceding the exercise of the
      Conversion Right as officially reported by the principal securities exchange on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any national securities exchange or if any such exchange on which the shares are listed is not its principal trading market, the average last reported sale price for such five trading days as furnished by the NASD through the Nasdaq Global Market or Nasdaq Capital Market, or, if applicable, the OTC Bulletin Board, or if the shares are not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it and (B) the intrinsic value of the Warrant using the share price determined in (A).

               Section 1.2.2 Mechanics of Conversion. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the Conversion Right section completed to the Company, exercising the Conversion Right and specifying the total number of Warrant Shares that the Holder will purchase pursuant to such Conversion Right.

            Section 1.3 Notwithstanding anything to the contrary herein, after the sixth (6th) month anniversary of the date hereof, the Company may, by written notice to the Holder, require that the Holder execute and deliver to the Company an Exercise Notice exercising all of the Warrant Shares then held by such Holder within twenty (20) Business Days of the date of the Company's notice; provided, however, that the Company may only provide such notice if the daily volume weighted average price per share of the Common Stock for each of the ten (10) consecutive trading days ended immediately prior to the Company's notice is equal to or greater than the Exercise Price multiplied by 1.5. At 5:00 P.M. New York City time on such twentieth (20th) Business Day, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

      Section 2. Transfer.

            Section 2.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that, for a period commencing on the date hereof and ending one hundred eighty (180) days after the effective date of the Registration Statement, inclusive (the "LOCK-UP PERIOD"), it will not sell, transfer or assign or hypothecate this Warrant to anyone other than (i) an officer or partner of such Holder, (ii) an officer of either Dawson James Securities, Inc. or [_______], the underwriters of the public offering with respect to which this Warrant has been issued ("UNDERWRITERS") or an officer or partner of any selected dealer in connection with the Company's public offering with respect to which this Warrant has been issued, or (iii) any selected dealer. Following the Lock-Up Period, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

            Section 2.2 Restrictions Imposed by the Act. This Warrant and the Warrant Shares underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Warrant or the Warrant Shares, as the case

                                      -2-

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      may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that an opinion of Cozen O'Connor shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Warrant or Warrant Shares, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission (the "COMMISSION") and compliance with applicable state law.

      Section 3. New Warrant to be Issued.

            Section 3.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

            Section 3.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

                                      -3-

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Section 4. Registration Rights.

            Section 4.1 Registration. This Warrant and the Warrant Shares issuable upon exercise of the Warrant (the Warrant and Warrant Shares collectively referred to hereinafter as the "REGISTRABLE SECURITIES") have been registered pursuant to the Company's Registration Statement on Form S-1 (File No. 333-138049), as such registration statement is amended, supplemented, or replaced (the "REGISTRATION STATEMENT"), and the Company covenants and agrees to maintain the effectiveness of the Registration Statement until the Expiration Date. Notwithstanding the foregoing, in the event that, prior to the Expiration Date, the Company ceases to be eligible under the Securities Act of 1933, as amended (the "ACT") or the rules and regulations promulgated thereunder, to maintain a registration statement on Form S-1, or in the event that the Warrant or the Warrant Shares cease to be eligible for inclusion in such Registration Statement to the extent necessary to permit the Holder to exercise the Warrant and sell the Warrant Shares without restriction under the Act, the Company will promptly (and in any event within 10 days of the date that the Warrant or any Warrant Shares cease to be so eligible), amend or file a new registration statement under the Act on a form eligible for use by the Company for the registration of such securities and use its best efforts to have such registration statement declared effective by the Commission as soon as practicable after such filing, which registration statement shall include such information as may be required to permit the exercise of the Warrant and the sale of the Warrant Shares without restriction under the Act. The Holder acknowledges and agrees that the Warrant shall be exercisable pursuant to any such registration statement only at such times as the registration statement is effective or in accordance with any applicable exemption from the registration requirements of the Act. Upon such Registration Statement being declared effective by the Commission, the Company shall use its best efforts to cause the Registration Statement to remain effective for a period of at least six (6) consecutive months from the date that the Holders of the Warrant and the Warrant Shares are covered by such Registration Statement are first given the opportunity to sell all of such securities. During such time as the Warrant Shares are registered pursuant to any registration statement under the Act, the Company further covenants and agrees to make timely filings of all documents required to be filed under the Act or the Exchange Act in order to ensure that the registration statement, including the documents incorporated by reference therein, if any, do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            Section 4.2 Expenses. The Company shall bear all fees and expenses attendant to registering the Registrable Securities.

            Section 4.3 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

            Section 4.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.

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            Section 4.5 Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction restraining any breach, actual or threatened, of the terms of this Warrant, without the necessity of showing economic loss. The remedies provided herein shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity, and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of the Warrant.

Section 5. Adjustments.

            Section 5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of the Warrant Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

               Section 5.1.1 If after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying the Warrant shall be increased in proportion to such increase in outstanding shares.

               Section 5.1.2 If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying the Warrant shall be decreased in proportion to such decrease in outstanding shares.

               Section 5.1.3 In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section
5.1.1 or 5.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section
5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

               Section 5.1.4 This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Warrant Shares as are stated in the Warrant initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrant

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reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

               Section 5.1.5 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a replacement Warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such replacement Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

            Section 5.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

Section 6. Reservation and Listing.

            The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, Capital Market, OTC Bulletin Board or any successor trading market) on which the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

Section 7. Certain Notice Requirements.

            Section 7.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice

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given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

            Section 7.2 Enumerated Events. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed by the Company.

            Section 7.3 Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 7 hereof, send notice to the Holder of such event and change (the "PRICE NOTICE"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

            Section 7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

Section 8. Miscellaneous.

            Section 8.1 Amendments. The Company and the Underwriters may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

            Section 8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

            Section 8.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

            Section 8.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

            Section 8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to BIOPURE CORPORATION, 11 HURLEY STREET, CAMBRIDGE, MA 02141, ATTN: JANE KOBER, ESQ. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder, by acceptance hereof, agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

            Section 8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                               BIOPURE CORPORATION

                               By:____________________________
                                  Name:
                                  Title:

                             [UNDERWRITERS WARRANT]

FORM TO BE USED TO EXERCISE WARRANT:

Biopure Corporation

Date:_________________, 200__

            The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ Biopure Corporation and hereby makes payment of $____________ (at the rate of $_________ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Share as to which this Warrant is exercised in accordance with the instructions given below.

or

            The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _________ Biopure Corporation by surrender of the unexercised portion of the within Warrant (with a "Value" of $_______ based on a "Market Price" of $__________.) Please issue the Warrant Shares as to which this Warrant is exercised in accordance with the instructions given below.

                                    _________________________________
                                    Signature

            NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name ________________________________________________________
                       (Print in Block Letters)

Address ________________________________________________________

Form to be used to assign Warrant:

                                   ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Warrant):

            FOR VALUE RECEIVED,__________________________________ does hereby sell, assign and transfer unto _______________________ the right to purchase _______________________ of Biopure Corporation ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ___________________, 200_

                                    _______________________________
                                    Signature

________________________________
Signature Guaranteed

            NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                      -11-